Exhibit 10.2

FIFTH AMENDMENT TO

2001 RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

WHEREAS, Harrah’s Entertainment, Inc. (the “Company”) maintains the 2001 Restatement of the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan  (the “Plan”) in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes; and

WHEREAS, Section 12.1(a) of the Plan provides that the EDCP Committee has the right to amend the Plan provided such amendment does not have a material adverse financial effect on the Company or the Plan; and

WHEREAS, the EDCP Committee has approved the adoption of this Fifth Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2004 (except as otherwise provided below), as follows:

1.                                       The Plan is hereby amended to provide that no Employee shall become a Participant on or after January 1, 2005.

2.                                       The Plan is hereby amended to provide that no Deferral Contributions or Matching Contributions shall be made with respect any Deferral Period commencing on or after January 1, 2005.

3.                                       By substituting Section 4.2 of the Plan as follows:

4.2                                 Matching Contributions.

(a)                                  Each Employer shall make a Matching Contribution on behalf of each of its Participants who has elected to make Salary Deferral Contributions or has had any Savings and Retirement Plan Rollover Deferrals pursuant to Section 4.1(d) during the Deferral Period under Section 4.1 (Participant Contributions), and is eligible to receive a matching contribution under the Savings and Retirement Plan, if such Participant is described in subsection (c) below.  No Matching Contributions shall be made with respect to Bonus Deferral Contributions.  The Matching Contribution shall be credited to each eligible Participant’s Matching Contribution Account as of the year-end Valuation Date or the date of termination.

(b)                                 The Matching Contribution for each eligible Participant shall equal the difference between

(1)                                  the sum of

(a)                                  50% of the Participant’s contributions to the Savings and Retirement Plan for its plan year coinciding with the Deferral Period, plus

(b)                                 50% of the Participant’s Salary Deferral Contributions and Savings and Retirement Plan Rollover Deferrals in the Deferral Period,

up to the Matching Limit as applied to the Participant’s Salary, less

(2)                                  the Employer’s matching contribution for such Participant under the Savings and Retirement Plan.

(c)                                  A Participant shall be eligible for the Matching Contribution for the Deferral Period, if and only if such Participant makes 401(k) contributions under the Savings and Retirement Plan for the plan year of the Savings and Retirement Plan coinciding with the Deferral Period in an amount equal to the lesser of:  (1) the maximum 401(k) contributions permitted under Code Section 402(g), or (2) the maximum 401(k) contributions permitted under the Savings and Retirement Plan.

IN WITNESS WHEREOF, the EDCP Committee has caused this Fifth Amendment to be executed by its duly authorized member on this 16th day of December, 2004.

THE EDCP COMMITTEE OF
HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Jerry Boone

Name:	Jerry Boone

Title:	Senior Vice President, Human Resources